                                                                      EXHIBIT 21

                                  UNOVA, INC.
                         SUBSIDIARIES OF THE REGISTRANT

                                                                                       JURISDICTION     PERCENTAGE
                                                                                            OF              OF
NAME OF SUBSIDIARY                                                                    INCORPORATION      OWNERSHIP
------------------------------------------------------------------------------------  --------------  ---------------
Intermec Technologies Corporation                                                       Washington             100

UNOVA Industrial Automation Systems, Inc.                                                Delaware              100

The Registrant has additional operating subsidiaries which, considered in the aggregate as a single subsidiary, do not constitute a significant subsidiary.

All above-listed subsidiaries have been consolidated in the Registrant's financial statements.

                                      E-5